Exhibit 99.1

Montauk Renewables Announces First Quarter 2022 Results

PITTSBURGH, PENNSYLVANIA – May 10, 2022—Montauk Renewables, Inc. (“Montauk” or “the Company”) (NASDAQ: MNTK), a renewable energy company specializing in the management, recovery and conversion of biogas into renewable natural gas (“RNG”), today announced financial results for the first quarter ended March 31, 2022.

First Quarter Financial Highlights:

•	Revenues of $32.2 million, increased 2.3% as compared to the first quarter of 2021

•	Net Loss of $1.1 million, decreased 92.2% as compared to the first quarter of 2021

•	Non-GAAP Adjusted EBITDA of $7.0 million, increased 221.8% as compared to the first quarter of 2021

•	RNG production of 1.4 million MMBtu, increased 1.5% as compared to the first quarter of 2021

Our profitability is highly dependent on the market price of Environmental Attributes, including the market price for RINs. As we self-market a significant portion of our RINs, a decision not to commit to transfer available RINs during a period will impact our revenue and operating profit. The industry experienced volatile D3 RIN index prices during the first quarter ended March 31, 2022. Though the average market price of D3 RINs during the first quarter ended March 31, 2022 was approximately $3.25, the market price declined as low as $2.85 and generally decreased during the first quarter of 2022. We viewed this reduction in price as temporary and, accordingly, determined not to transfer a significant amount of D3 RINs generated and available for transfer. Although the amount of RIN transfers were reduced in the first quarter of 2022, the Company’s revenues increased 2.3% as compared to the first quarter of 2021. This increase was primarily due to an approximate 81.2% increase in realized D3 RIN pricing and an approximate 84.0% increase in realized gas commodity indices. This improved pricing was partially offset by lower counterparty sharing revenues due to the expiration of one of our counterparty sharing agreements during 2021. Additionally, the Company’s gas commodity hedge program was priced at rates below actual index prices resulting in realized losses during the first quarter of 2022. Related to the acquisition of Montauk Ag Renewables (the “Montauk Ag Acquisition”), we are continuing to work through optimization improvements to our currently functional, but not commercially operational, Magnolia, NC facility. We are in various stages of discussion with North Carolina regulatory agencies and power producers in anticipation of commercial production. We do not currently expect production to commence during 2022 based on the current development timeline. Our Pico facility continues to meet our expectations after the completion of the improvements to the existing digestion process. Production has more than doubled in the first quarter of 2022 as compared to production volumes in the first quarter of 2021. Working with our dairy partner on water purification improvements has delayed the completion of our capacity expansion design phase, which we currently expect to complete in the third quarter of 2022. The improved performance of our existing digestion process will enable us to process increased feedstock volumes expected in the second half of 2022.

First Quarter Financial Results

Total revenues in the first quarter of 2022 were $32.1 million, an increase of $0.7 million (2.3%) compared to $31.4 million in the first quarter of 2021. An increase of 81.2% in realized RIN pricing during the first quarter of 2022 of $3.46 compared to $1.91 in first quarter of 2021 was the primary driver for this increase. Additionally, an increase in natural gas index prices of 84.0% in the first quarter of 2022 of $4.95 compared to $2.69 in first quarter of 2021 also contributed to the increase. Offsetting these increases were lower revenues recognized under counterparty sharing arrangements of $0.2 million in the first quarter of 2022 compared to $3.8 million in the first quarter of 2021. Finally, losses of $3.5 million associated with our gas commodity hedging program reduced revenues in the first quarter of 2022. Operating and maintenance expenses for our RNG facilities in the first quarter of 2022 were $9.6 million, an increase of $2.0 million (25.8%) compared to $7.6 million in the first quarter of 2021. The primary reason for the increase is because our Houston based facilities were favorably impacted by lower utility rates during the first quarter of 2021. Total general and administrative expenses were $8.5 million in the first quarter of 2022, a decrease of $12.0 million (58.5%) compared to $20.5 million in the first quarter of 2021. Of the total in the first quarter of 2021, $14.4 million related to stock-based compensation costs associated with our initial public offering (“IPO”) and reorganization transactions. Operating loss in the first quarter of 2022 was $1.7 million, a decrease of $10.6 million (86.5%) compared to an operating loss of $12.2 million in the first quarter of 2021. Net loss in the first quarter of 2022 was $1.1 million, a decrease of $13.2 million (92.2%) compared to a net loss of $14.3 million in the first quarter of 2021.

First Quarter Operational Results

We produced 1.4 million Metric Million British Thermal Units (“MMBtu”) of RNG during the first quarter of 2022, an increase of less than 0.1 million compared to 1.3 million MMBtu produced in the first quarter of 2021. Our Galveston facility produced an increase of less than 0.1 million more MMBtu in the first quarter of 2022 compared to the first quarter of 2021, as a result of higher inlet gas due to wellfield changes and plant efficiency optimization of process equipment. We produced approximately 45 thousand megawatt hours (“MWh”) in Renewable Electricity in the first quarter of 2022, a decrease of 2 thousand MWh (4.2%), compared to the 47 thousand MWh produced in the first quarter of 2021. This decrease was driven by preventative engine maintenance at our Bowerman facility which produced 2 thousand MWh less in the first quarter of 2022 compared to the first quarter of 2021.

Updated 2022 Full Year Outlook:

•	RNG revenues expected to range between $181.0 and $226.0 million

•	RNG production volumes expected to range between 5.5 and 6.7 million MMBtu

•	Renewable Electricity revenues expected to range between $17.0 and $20.0 million

•	Renewable Electricity production volumes expected to range between 188 and 230 thousand MWh

Conference Call Information

The Company will host a conference call today at 2:30 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial +1 (833) 934-1693 (Access Code: 1186876)

•	International Participants: Dial +1 (929) 517-0391 (Access Code: 1186876)

Please call the conference telephone number 5-10 minutes prior to the start time. The conference call will be broadcast live and be available for replay at https://edge.media-server.com/mmc/p/vz9rjn5g and on the Company’s website at https://ir.montaukrenewables.com for seven days following the conference call.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to EBITDA and Adjusted EBITDA which are Non-GAAP financial measures. We present EBITDA and Adjusted EBITDA because we believe the measures assist investors in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

In addition, EBITDA and Adjusted EBITDA are financial measurements of performance that management and the board of directors use in their financial and operational decision-making and in the determination of certain compensation programs. EBITDA and Adjusted EBITDA are supplemental performance measures that are not required by or presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability.

About Montauk Renewables, Inc.

Montauk Renewables, Inc. (NASDAQ: MNTK) is a renewable energy company specializing in the management, recovery and conversion of biogas into RNG. The Company captures methane, preventing it from being released into the atmosphere, and converts it into either RNG or electrical power for the electrical grid (“Renewable Electricity”). The Company, headquartered in Pittsburgh, Pennsylvania, has more than 30 years of experience in the development, operation and management of landfill methane-fueled renewable energy projects. The Company has current operations at 15 operating projects located in California, Idaho, Ohio, Oklahoma, Pennsylvania, North Carolina and Texas. The Company sells RNG and Renewable Electricity, taking advantage of Environmental Attribute premiums available under federal and state policies that incentivize their use. For more information, visit https://ir.montaukrenewables.com

Company Contact:

John Ciroli

Vice President, General Counsel and Secretary

investor@montaukrenewables.com

(412) 747-8700

Investor Relations Contact:

Georg Venturatos

Gateway Investor Relations

MNTK@GatewayIR.com

(949) 574-3860

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to future results of operations, financial condition, expectations and plans of the Company, including expected benefits of the Pico amendment and the Montauk Ag project in North Carolina, the anticipated completion of the engine repairs and resumption of operations at the Security facility, the resolution of gas collection issues at the McCarty facility, our estimated and projected costs, expenditures, growth rates, and our plans and objectives for future operations, growth, initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements.

Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict, including, without limitation, risks related to the impact of the ongoing COVID-19 pandemic on our business, financial condition and results of operations; our ability to develop and operate new renewable energy projects, including with livestock farms; reduction or elimination of government economic incentives to the renewable energy market; delays in acquisition, financing, construction and development of new projects, including expansion plans into new areas such as agricultural waste; the inability to complete strategic development opportunities; disruptions in our supply chain due to transportation delays, travel restrictions, raw material cost increases and shortages, closures of businesses or facilities, and the associated costs and inflation related thereto; the length of development and optimization cycles for new projects, including the design and construction processes for our renewable energy projects; dependence on third parties for the manufacture of products and services; the quantity, quality and consistency of our feedstock volumes from both landfill and livestock farm operations; identifying suitable locations for new projects; reliance on interconnections to distribution and transmission products for our Renewable Natural Gas and Renewable Electricity Generation segments; our projects not producing expected levels of output; the anticipated benefits of the Pico feedstock amendment and the Montauk Ag acquisition and the anticipated completion of engine repairs and resumption of operations at the Security facility; resolution of gas collection issues at the McCarty facility; concentration of revenues from a small number of customers and projects; dependence on our landfill operators; our outstanding indebtedness and restrictions under our credit facility; our ability to extend our fuel supply agreements prior to expiration; our ability to meet milestone requirements under our power purchase agreements; existing regulations and changes to regulations and policies that effect our operations; decline in public acceptance and support of renewable energy development and projects; our expectations regarding federal, state and local government incentives in the United States, provided in the form of RINs, RECs, LCFS credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy (“Environmental Attributes”); our expectations regarding Environmental Attribute and commodity prices; our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act; our expectations regarding future capital expenditures, including for the maintenance of facilities; our expectations regarding the use of net operating losses before expiration; our expectations regarding more attractive carbon intensity scores by regulatory agencies for our livestock farm projects; market volatility and fluctuations in commodity prices and the market prices of Environmental Attributes and the impact of any related hedging activity; regulatory changes in federal, state and international environmental attribute programs; profitability of our planned livestock farm projects; sustained demand for renewable energy; security threats, including cyber-security attacks; the need to obtain and maintain regulatory permits, approvals and consents; potential liabilities from contamination and environmental conditions; potential exposure to costs and liabilities due to extensive environmental, health and safety laws; impacts of climate change, changing weather patterns and conditions, and natural disasters; failure of our information technology and data security systems; increased competition in our markets; continuing to keep up with technology innovations; our belief that the measures taken to remediate the material weakness identified in our internal control over financial reporting will improve our internal control over financial reporting; concentrated stock ownership by a few stockholders and related control over the outcome of all matters subject to a stockholder vote; and other risks and uncertainties detailed in the section titled “Risk Factors” in our latest Annual Report on Form 10-K.

Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in our Securities and Exchange Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

MONTAUK RENEWABLES, INC. CONDENSED

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except share and per share data):

	As of March 31, 2022	As of December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$59,794	$53,266
Accounts and other receivables	5,578	9,338
Related party receivable	8,940	8,940
Prepaid expenses and other current assets	3,655	2,846
Assets held for sale	—	777

Total current assets	$77,967	$75,167

Restricted cash – non-current	$328	$328
Property, plant and equipment, net	178,263	180,893
Goodwill and intangible assets, net	13,898	14,113
Deferred tax assets	10,806	10,570
Non-current portion of derivative asset	368	—
Operating lease right-of-use assets	231	305
Other assets	5,121	5,104

Total assets	$286,982	$286,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,118	$4,973
Accrued liabilities	9,351	10,823
Current portion of lease liability	225	296
Current portion of derivative liability	3,621	650
Current portion of long-term debt	7,828	7,815

Total current liabilities	$26,143	$24,557
Long-term debt, less current portion	$69,427	$71,392
Non-current portion of lease liability	25	27
Non-current portion of derivative liability	—	189
Asset retirement obligation	5,379	5,301
Other liabilities	2,587	2,721

Total liabilities	$103,561	$104,187

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 690,000,000 shares; 143,603,681 and 143,584,827 shares issued at March 31, 2022 and December 31, 2021, respectively; 141,057,772 and 141,015,213 shares outstanding at March 31, 2022 and at December 31, 2021, respectively	1,410	1,410
Treasury stock, at cost, 959,344 and 950,214 shares at March 31, 2022 and December 31, 2021, respectively	(10,904)	(10,813)
Additional paid-in capital	198,558	196,224
Retained deficit	(5,643)	(4,528)

Total stockholders’ equity	$183,421	$182,293

Total liabilities and stockholders’ equity	$286,982	$286,480

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share and per share data):

	For three months March 31,
	2022	202
Total operating revenues	$32,169	$31,447
Operating expenses:
Operating and maintenance expenses	$13,201	$10,612
General and administrative expenses	8,495	20,452
Royalties, transportation, gathering and production fuel	7,206	6,218
Depreciation, depletion and amortization	5,153	5,737
Gain on insurance proceeds	(313)	(82)
Impairment loss	51	626
Transaction costs	27	88

Total operating expenses	$33,820	$43,651
Operating loss	$(1,651)	$(12,204)
Other (income) expenses:
Interest expense	$32	$646
Net gain on sale of assets	(293)	—
Other (income) expense	(17)	33

Total other (income) expenses	$(278)	$679
Loss before income taxes	$(1,373)	(12,883)
Income tax (benefit) expense	(258)	1,382

Net loss	$(1,115)	$(14,265)

Loss per share:
Basic	$(0.01)	$(0.10)
Diluted	$(0.01)	$(0.10)
Weighted-average common shares outstanding:
Basic	141,045,477	141,015,213
Diluted	141,045,477	141,015,213

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands):

	Three Months Ended
Cash flows from operating activities:	March 31,
	2022	2021
Net loss	$(1,115)	$(14,265)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	5,153	5,737
(Benefit) Provision for deferred income taxes	(236)	1,066
Stock-based compensation	2,334	14,598
Derivative mark-to-market adjustments and settlements	2,415	(418)
Gain on property insurance proceeds	(313)	(82)
Accretion of asset retirement obligations	98	138
Net gain on sale of assets	(293)	—
Amortization of debt issuance costs	108	137
Impairment loss	51	626
Changes in operating assets and liabilities:
Accounts and other receivables and other current assets	2,949	2,634
Accounts payable and other accrued expenses	(1,554)	(2,402)

Net cash provided by operating activities	$9,597	$7,769
Cash flows from investing activities
Capital expenditures	$(2,378)	$(1,335)
Proceeds from insurance recovery	313	82
Proceeds from sale of assets	1,088	—

Net cash used in investing activities	$(977)	$(1,253)
Cash flows from financing activities:
Repayments of long-term debt	(2,000)	(2,500)
Proceeds from initial public offering	—	15,593
Treasury stock purchase	(91)	(10,813)
Related party receivable	—	(7,140)

Net cash used in financing activities	$(2,091)	$(4,860)
Net increase in cash and cash equivalents and restricted cash	$6,529	$1656
Cash and cash equivalents and restricted cash at beginning of period	$53,612	$21,559

Cash and cash equivalents and restricted cash at end of period	$60,141	$23,215

Reconciliation of cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$59,794	$22,643
Restricted cash and cash equivalents—current	19	—
Restricted cash and cash equivalents—non-current	328	572

	$60,141	$23,215

MONTAUK RENEWABLES, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(in thousands):

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net (loss) income, which is the most directly comparable GAAP measure, for the three months ended March 31, 2022 and 2021:

	For the three months ended March 31,
	2022	2021
Net loss	$(1,115)	$(14,265)
Depreciation and amortization	5,153	5,737
Interest expense	32	646
Income tax (benefit) expense	(258)	1,382

Consolidated EBITDA	3,812	(6,500)

Impairment loss	51	626
Net gain on sale of assets	(293)	—
Transaction costs	27	88
Non-cash hedging charges	3,451	—

Adjusted EBITDA	$7,048	$(5,786)